Exhibit 99.2

FOSTER WHEELER CHAIRMAN AND CEO ANNOUNCES RETIREMENT PLANS

HAMILTON, BERMUDA, August 6, 2008 — Foster Wheeler Ltd. announced today that Raymond J. Milchovich has notified the company’s Board of Directors of his intent to retire in 2009 as Chairman and Chief executive Officer of Foster Wheeler after his successor is elected and a successful transition has been completed.

Commenting on his decision, Milchovich said, “In October of this year I will complete my seventh year as Chairman and CEO of Foster Wheeler. Not only have we accomplished what many have described as a world-class turnaround, but we have transitioned Foster Wheeler into what has rapidly become a leading global engineering and construction contractor and power equipment supplier delivering technically advanced, reliable facilities and equipment. This success simply could not have occurred but for our extremely talented, experienced, and dedicated leadership team worldwide and the steady support we consistently received from our Board of Directors. These seven years have been the most gratifying of my career. Given the magnitude of what has been accomplished and recognizing the current strength of our company, the strategic focus we have established, and the robustness of our markets, I have never been more optimistic regarding the future of Foster Wheeler.”

James D. Woods, who serves as Foster Wheeler's lead independent director and is Chairman Emeritus and retired Chief Executive Officer of Baker Hughes Incorporated, stated, “On behalf of the Board of Directors, we sincerely appreciate Ray’s leadership, dedication, and intensity that have transformed the culture of Foster Wheeler. During the past seven years, Ray has over-achieved in every aspect of good management and strategic positioning. With regret but respect, we have accepted Ray's wish to retire, and we appreciate his flexibility to work with a successor and with the Board to effect a very successful leadership transition."

Commenting on the succession process, Woods added, “The Board has been very active with Ray and the senior leadership team conducting a robust succession planning process for all key leadership positions. Considering Ray’s advance notice and flexibility in terms of timing and transition, the Board is confident that it has the time and resources to attract the right external candidate to become Ray’s successor and to position him or her for continued success at Foster Wheeler. The Board has retained the CEO practice co-leader of executive search firm Heidrick & Struggles in New York to conduct the worldwide search and to assist the Board with this process.”

Milchovich concluded, “In light of the strength and depth of our worldwide leadership team and the experience and capability of our Board of Directors, I am confident that Foster Wheeler is now well positioned to achieve a very successful leadership transition. I have tremendous respect for, and loyalty to, our worldwide client base, our talented and committed employees, our shareholders, and all other Foster Wheeler stakeholders. Therefore, I have assured the Board that I will continue to lead the company with the same dedication, focus, and intensity until my successor is in place. I have also assured the Board that I am prepared to do whatever is required to effect a smooth, orderly and successful transition.

“In the meantime,” said Milchovich, “It's business as usual at Foster Wheeler. My day-to-day role remains unchanged. In addition, we continue to have an exceptionally strong President & COO – Umberto della Sala - who earlier this year signed an employment agreement through 2011 and who has indicated to the Board his intention to remain in that position.”

Foster Wheeler Ltd. is a global engineering and construction contractor and power equipment supplier delivering technically-advanced, reliable facilities and equipment. The company employs over 14,000 talented professionals with specialized expertise dedicated to serving our client’s through one of its two primary business groups. The company’s Engineering & Construction (E&C) Group designs and constructs leading-edge processing facilities for the upstream oil & gas, LNG & gas-to-liquids, refining, chemicals & petrochemicals, power, environmental, pharmaceuticals, biotechnology & healthcare industries. The company’s Global Power Group is a world-leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of after-market services. The company is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey, USA.   For more information about Foster Wheeler, please visit our web site at www.fwc.com.

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08-315

Safe Harbor Statement
Foster Wheeler news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in Part I, Item 1A “Risk Factors” of the Company’s 2007 Form 10-K, which we filed with the SEC on February 26, 2008 and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: changes in the rate of economic growth in the United States and other major international economies, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to its global operations, currency fluctuations, war and/or terrorist attacks on facilities either owned by us or where equipment or services are or may be provided by us, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of its patents and other intellectual property rights, increasing competition by foreign and domestic companies, compliance with its debt covenants, recoverability of claims against its customers and others by the Company and clams by third parties against the Company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission.

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Contacts:
Media	Maureen Bingert	908 730 4444	E-mail: maureen_bingert@fwc.com
Investor Relations	Scott Lamb	908 730-4155	E mail: scott_lamb@fwc.com
Other Inquiries		908 730 4000	fw@fwc.com